Exhibit 10.1

JOINT VENTURE AGREEMENT

This Agreement (this “Agreement”) is by and between LIFECYCLE INVESTMENTS, L.L.C., an Illinois limited liability company (“LCI”) and GLOBAL EARTH ENERGY INC., a Nevada corporation (“GLER”) effective as of the date set forth below (the “Contract Date”).

In consideration of the mutual promises and covenants hereinafter contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.

Subject to the terms and conditions of this Agreement, GLER may act as agent on behalf of LCI for the recapitalization of life settlements relating to certain life settlements owned by LifeCycle and lien holder First Chicago Bank and Trust.

2.

Proceeds from the death benefits shall be split as follows: sixty percent (60%) of the proceeds shall be distributed to the owners of the policies, who are represented by LCI, and forty percent (40%) to GLER (“GLER Share”).

3.

The term of this Agreement shall be for the life of the portfolio and corresponding portfolio’s from the Effective Date, unless sooner terminated as hereinafter provided, subject to and upon the conditions specified herein.  Either party may terminate this Agreement at any time for any reason upon thirty (30) days’ prior notice to the other party.  After the date of termination of this Agreement (“Termination Date”) regardless of terminating party, GLER shall be entitled to all fees due for sales of or death benefits to policies completed prior to the Termination Date.

4.

The relationship of LCI to GLER shall be that of an exclusive partner.  Neither federal, state nor local income tax, payroll tax, nor any foreign tax of any kind shall be withheld or paid by LCI on behalf of GLER.  LCI and GLER each understand and agree that at no time does either party acquire rights, interest or title in any product or service or equity of the other party and that all copyrights, marks, patents, intellectual.  rights and any and all other proprietary rights of each party remain and shall always remain the property of such party.

5.

Each party represents and warrants to the other that it is not party to any agreement, contract or understanding which will in any way restrict or prohibit it from entering into this Agreement and performing its obligations hereunder in accordance with the terms and conditions of this Agreement.  Neither party represents or warrants that it has any license or permit, foreign or domestic, that may be required to sell the Credits as contemplated by this Agreement.

6.

Both LCI and GLER shall indemnify and hold harmless one and other and its affiliates from and against any and all losses, claims, damages, liabilities, expenses (including reasonable legal fees and expenses), judgments, fines, settlements and other amounts (collectively “Claims”) arising from any and all claims, costs, demands, actions, suits or other proceedings (whether civil, criminal, administrative or investigative) (collectively “Proceedings”) in which either party may be involved, or threatened to be involved as a party or otherwise that as a result of or arising out of (a) either party’s acts or omissions, other than a Proceeding that also arises out of the acts or omissions of GLER that constituted negligence, or (b) a breach by either party of any of its representations, warranties, covenants or agreements under this Agreement.

In claiming any indemnification hereunder, the indemnified party shall promptly provide the indemnifying party with written notice of any claim, which the indemnified party believes falls within the scope of the foregoing paragraphs.  A party’s failure to give prompt written notice shall relieve the indemnifying party of its obligations hereunder, but only to the extent that such failure to give notice prejudices the indemnifying party’s ability to defend such claim.  The indemnifying party thereafter shall have sole control of the defense of any such claim (with counsel reasonably satisfactory to the indemnified party) and all negotiations for settlement; provided, however, that the indemnified party may, at its own expense, assist in the defense if it so chooses, provided that the indemnifying party shall control such defense and all negotiations relative to the settlement of any such claim and, further provided, that any settlement intended to bind the indemnified party in any way other than the payment of a financial settlement within the scope of the indemnity or which may adversely affect the indemnified party’s continuing business activities shall not be final without the indemnified party’s written consent, which shall not be unreasonably withheld.  The indemnified party will provide the indemnifying party with all reasonably necessary assistance, information and authority to perform the foregoing, all at the indemnifying party’s expense.

All amounts to be paid under the indemnification provisions of this Agreement shall be paid by the indemnifying party to the indemnified party (ies) as such Claims are incurred.

The obligations of the parties under this paragraph 6 shall survive the termination of this Agreement.

7.

Except as may be required under paragraph 6 of this Agreement with respect to indemnification, under no circumstances shall either party be liable for any indirect, incidental, economic, special, punitive or consequential damages, whether for breach of contract, negligence or under any other cause of action, that result from the relationship or the conduct of business contemplated herein.

8.

LCI and GLER acknowledge that each may disclose or learn Confidential Information about the other and their customers during the course of this Agreement.  The party receiving the Confidential Information shall: (a) maintain it in confidence, except to the extent necessary to carry out the purposes of this Agreement, in which event written confidentiality restrictions shall be imposed upon the parties to whom such disclosures are made; and (b) use at least the same degree of care in maintaining its secrecy as it uses in maintaining the secrecy of its own Confidential Information, but in no event less than a reasonable degree of care.  “Confidential Information” means all proprietary, secret or confidential information or data relating to either party and their operations, employees, products or services, clients, and customers.

Information shall not be considered Confidential Information to the extent that such information is: (i) already known to the receiving party free of any restriction at the time it is obtained; (ii) subsequently learned from an independent third party free of any restriction and without breach of this Agreement; (iii) becomes publicly available through no wrongful act of the receiving party; (iv) independently developed by the receiving party without reference to any Confidential Information of the other; or (v) required to be disclosed by law, rule or regulation.

This paragraph shall survive for a period of three years after termination of this Agreement.

9.

This Agreement shall be binding in all respects upon the parties hereto and their successors.

10.

This Agreement expresses the entire understanding between the parties concerning its subject matter and supersedes all prior agreements made between the parties with respect to the subject matter hereof.  This Agreement may not be modified except by a written instrument signed by all parties.  The failure of a party to insist upon adherence to any term of this Agreement shall not be considered a waiver or deprive the party of the right thereafter to insist upon strict adherence to that term or any other term in this Agreement.

11.

This Agreement is executed voluntarily and without any duress or undue influence on the parties or their officers, employees, agents, or attorneys and no party is relying on any inducement, promises or representations made by any other party or any of its officers, employees, agents, or attorneys other than as set forth in this Agreement.

12.

This Agreement shall be enforceable upon the exchange of facsimile signatures and scanned and emailed signatures.  This Agreement may be executed in several counterparts, each of which shall be considered an original, but which when taken together, shall constitute one agreement.

13.

All notices, requests, demands, and other communications hereunder shall be in writing and delivered personally or sent by registered or certified United States mail, return receipt requested with postage prepaid, or by telecopy or e-mail, if to GLER, addressed to Mr. Sydney A. Harland at 1213 Culbreth Drive, Wilmington, North Carolina 28405, telephone (910) 270-7749, telecopier (910) 270-6640, and e-mail harmuir.com; and if to LCI, addressed to Mr. Andrew Madenberg at 4709 W. Golf Rd. Suite 425, Skokie, Illinois 60076, telecopier (847) 329-9561, and email andrew.madenberg@lifecycleinvestments.com.  Any party hereto may change its address upon 10 days’ written notice to any other party hereto.

14.

The rights and obligations of LCI and GLER under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of RDB and GLER.

15.

If any provision of this Agreement shall be found invalid or unenforceable for any reason, in whole or in part, then such provision shall be deemed modified, restricted, or reformulated to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified, restricted, or reformulated or as if such provision had not been originally incorporated herein, as the case may be.  The parties further agree to seek a lawful substitute for any provision found to be unlawful; provided, that, if the parties are unable to agree upon a lawful substitute, the parties desire and request that a court or other authority called upon to decide the enforceability of this Agreement modify those restrictions in this Agreement that, once modified, will result in an agreement that is consistent with the intent of the parties and is enforceable to the maximum extent permitted by the law in existence at the time of the requested enforcement.

16.

This Agreement shall be governed by, and construed in accordance with the laws of the State of Nevada without reference to its conflict of law provisions.  Each party agrees and consents to submit to personal jurisdiction in the State of Illinois in any state or federal court of competent subject matter jurisdiction situated in Nevada.  Each party further agrees that the sole and exclusive venue for any suit arising out of, or seeking to enforce, the terms of this Agreement shall be in a state or federal court of competent subject matter jurisdiction situated Nevada, except that in actions seeking to enforce any order or any judgment of such federal or state courts located in Illinois, such personal jurisdiction shall be non-exclusive.  In addition, each p arty waives any right to challenge in another court any judgment entered by such cook county court or to assert that any action instituted by a party in any such court is in the improper venue or should be transferred to a more convenient forum.

17.

Each of the parties hereto waives any right to trial by jury in any legal proceeding arising out of or relating to this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of January 10, 2011.

LIFECYCLE INVESTMENTS, L.L.C.

By_________________________________

    Andrew Madenberg, Chief Executive Officer

GLOBAL EARTH ENERGY, INC.

By________________________________

    Sydney A. Harland, Chief Executive Officer